Exhibit (4)


                                    DEBENTURE


                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                AND WILL NOT BE REGISTERED WITH THE UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION OR THE
                SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN
                 EXEMPTION FROM REGISTRATION PROVIDED BY SECTION
                 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED,
                    AND THE RULES AND REGULATIONS PROMULGATED
                  THEREUNDER (THE "1933 ACT"), AND RULE 504 OF
                      REGULATION D PROMULGATED THEREUNDER.


A-001                                                 US $500,000


                               ENDOVASC LTD., INC.
                               -------------------


        8% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURE
                                DUE JULY 12, 2001


                               THIS   DEBENTURE  of  Endovasc   Ltd.,   Inc.,  a
corporation duly organized and existing under the laws of Nevada ("Company"), designated as its 8% Series A Senior Subordinated Convertible Redeemable Debentures Due July 12, 2001, in an aggregate principal face amount not exceeding Five Hundred Thousand Dollars (U.S. $500,000), which Debentures are being purchased at 100% of the face amount of such Debentures.

                               FOR VALUE RECEIVED,  the Company  promises to pay
to Amran Rothman the registered holder hereof and his authorized successors and permitted assigns ("Holder"), the aggregate principal face sum not to exceed Five Hundred Thousand Dollars (U.S. $500,000) on July 12, 2001 ("Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum commencing August 12, 1999 and due in full at the Maturity Date pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of July 12, 1999 between the Company and BSD Holdings, L.L.C. ("Subscription Agreement"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted


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


or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

                               This   Debenture  is  subject  to  the  following
additional provisions:

                               1.     The    Debentures    are    issuable    in
denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $10,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

                               2.     The Company  shall be entitled to withhold
from all payments any amounts required to be withheld under the applicable laws.

                               3.     This   Debenture  may  be  transferred  or
exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit I.

                               4.(a)   The Holder of this Debenture is entitled,
at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $10,000 of the principal face amount of this Debenture then outstanding into freely tradeable shares of Common Stock, $0.001 par value per share, of the Company issued without restrictive legend of any kind ("Common Stock"), at a conversion price ("Conversion Price") for each share of Common Stock equal to 75% of the average closing bid price of the Common Stock of the Common Stock as reported on the National Association of Securities Dealers Electronic Bulletin Board ("OTC Bulletin Board") for the 3 consecutive day immediately preceding the date of receipt by the Company of a Notice of Conversion ("Conversion Shares"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, as provided in a certain Escrow Agreement executed simultaneously with this Debenture, by the Company delivering the Conversion Shares to the Holder within 5 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Escrow Agent shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

                                 (b)    Interest  at the  rate  of 8%  per annum
shall be paid by issuing Common Stock of the Company as follows: Based on the closing bid price of the Common Stock as reported on the OTC Bulletin Board for the 3 consecutive trading days immediately preceding the date of the monthly interest payment due ("Market Price"), the Company shall issue to the Holder freely tradeable shares of Common Stock without restrictive legend of any kind in an amount equal to the total monthly interest accrued and due divided by 75% of the Market Price ("Interest Shares"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

                               (c)     At any time  after  90 days  the  Company
shall have the option to pay to the Holder 125% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture.

                               5.      No  provision  of  this  Debenture  shall
alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

                               6.      The  Company  hereby   expressly   waives
demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

                               7.      The  Company  agrees to pay all costs and
expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

                               8.      If one or more of the following described
"Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

                               (a)     The    Company   shall  default   in  the
                                       payment of principal or interest on this Debenture; or

                               (b) Any of the representations or warranties made by the Company herein, in the
                                       Subscription   Agreement,   or   in   any
                                       certificate or financial or other written
                                       statements    heretofore   or   hereafter
                                       furnished  by or on behalf of the Company
                                       in  connection  with  the  execution  and
                                       delivery   of  this   Debenture   or  the
                                       Subscription  Agreement shall be false or
                                       misleading in any material respect at the
                                       time made or the  Company  shall  violate
                                       any   covenants   in   the   Subscription
                                       Agreement  including  but not  limited to
                                       Section 5(b) or 10; or

                               (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, the Subscription Agreement or the Escrow Agreement and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

                               (d)    The  Company  shall (1) become  insolvent;
                                      (2) admit in writing its  inability to pay
                                      its debts  generally as they  mature;  (3)
                                      make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

                               (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                               (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

                               (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                               (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other
                                      proceedings    for   relief    under   any
                                      bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by or involuntarily against the Company; or

                               (i) The Company shall have its Common Stock delisted from the over-the-counter market or other market or exchange on which the Common Stock is or becomes listed or trading in the Common Stock shall be suspended for more than 10 consecutive days; or

                               (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 5 business days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

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

                               9.     This  Debenture  represents a  prioritized
obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                               10.    In case any provision of this Debenture is
held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

                               11.    This Debenture and the agreements referred
to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

                               12.    This  Debenture  shall be  governed by and
construed in accordance with the laws of Texas applicable to contracts made and wholly to be performed within the State of Texas and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Texas. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in Dallas and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.


                                      IN WITNESS WHEREOF, the Company has caused
this instrument to be duly executed by an officer thereunto duly authorized.


Dated: July 12, 1999




                ENDOVASC LTD., INC.




                By: /S/David Summers
                    ----------------
                    David Summers
                    President



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